Exhibit 4.2

PREFERRED STOCK	PREFERRED STOCK
CUSIP 14067E 605

SEE REVERSE FOR CERTAIN DEFINITIONS AND RESTRICTIONS

CAPSTEAD MORTGAGE CORPORATION

THIS CERTIFIES THAT

is the owner of

FULLY PAID AND NONASSESSABLE SHARES OF 7.50% SERIES E CUMULATIVE REDEEMABLE PREFERRED STOCK, LIQUIDATION PREFERENCE $25.00 PER SHARE, $0.10 PAR VALUE PER SHARE, OF

CAPSTEAD MORTGAGE CORPORATION

(the “Corporation”), transferable on the books of the Corporation by the registered holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the charter of the Corporation (the “Charter”) and the bylaws of the Corporation and any amendments thereto. This Certificate is not valid unless countersigned and registered by the Registrar.

Dated:

Secretary	President

Countersigned and Registered:

Wells Fargo Shareholder Services

Transfer Agent And Registrar

CAPSTEAD MORTGAGE CORPORATION

MARYLAND

CAPSTEAD MORTGAGE CORPORATION

The Corporation is authorized to issue Common Stock, par value $0.01 per share, and Preferred Stock, par value $0.10 per share.

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-as tenants in common	UNIF GIFT MIN ACT-	Custodian
TEN ENT	-as tenants by the entireties		(Cust) (Minor)
JT TEN	-as joint tenants with right of survivorship and not as tenants in common		under Uniform Gifts to Minors Act of (State)

Additional abbreviations may also be used though not in the above list.

For Value Received,                      hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

_______________________________________________________________________________________________________________________________

                                             (Please Print or Typewrite Name and Address Including Zip Code, of Assignee)

_______________________________________________________________________________________________________________________________

_______________________________________________________________________________________________________________________________

_______________________________________________________________________________________________________________________________

Shares of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

                                                                                                                                                                   Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated: __________________________________________

X	_________________________________________________________

X	_________________________________________________________

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed

By_____________________________________________________
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE
GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS
AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP
IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM),
PURSUANT TO S.E.C. RULE 17Ad-15

The transferability of the shares represented hereby is subject to certain restrictions and such shares are subject to redemption as provided in the Charter of the Corporation to which reference is hereby made, to prevent disqualification of the Corporation from taxation as a real estate investment trust under Sections 856 to 860 of the Internal Revenue Code of 1986, as amended (the “Code”), and to prevent ownership of such shares by certain disqualified organizations, including governmental bodies and tax-exempt entities that are not subject to tax on unrelated business taxable income, as defined in Section 860E(e)(5) of the Code. A copy of the applicable provisions of the Charter will be furnished to any stockholder upon request and without charge. The Corporation will also furnish to any stockholder upon request and without charge a full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of each class of stock of the Corporation authorized to be issued and the variations in the relative rights and preferences between shares of any series of any authorized preferred or special class so far as they have been fixed and determined and the authority of the Board of Directors to classify unissued shares and to fix and determine the relative rights and preferences thereof and of any subsequent series of preferred or special classes. Such request may be made to the Secretary of the Corporation or to its transfer agent.